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                                                                  EXHIBIT 10 (f)



                        NOVACARE EMPLOYEE SERVICES, INC.
                             1016 West Ninth Avenue
                       King of Prussia, Pennsylvania 19406



                                                 As of April 8, 1997


Mr. Bernard Clinton Byrd, Jr.
1351 North Lake Sybelia Drive
Maitland, Florida  32751


Dear Barry:

                  This is to confirm that we have agreed to amend certain terms and provisions of the Employment Agreement dated as of October 8, 1996 between NovaCare Employee Services, Inc., a Delaware corporation (f/k/a NovaResource, Inc.), and Bernard Clinton Byrd, Jr. (the "Employment Agreement").

                  1.       Amendments. (a) Section 3.1 of the
Employment Agreement shall be amended by deleting the first sentence therein and substituting the following therefor:

                           "3.1 Base Salary. During the term of this Agreement,
                  in consideration of the performance by the Employee of the services set forth in Section 2 and his observance of the other covenants set forth herein, the Company shall pay the Employee, and the Employee shall accept, a base salary at the rate of $75,000 per annum, payable in accordance with the standard payroll practices of the Company."

                  (a) Section 3.2 of the Employment Agreement shall be amended by deleting such Section in its entirety and substituting the following therefor:

                           "3.2 Bonus. During each twelve-month period during
                  the term of this Agreement, in addition to the base salary payable under Section 3.1 above, the Employee shall be eligible to earn a bonus of up to $25,000 (the "Bonus"), based on certain annual criteria related to the personal productivity and performance of
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                  the Employee, such criteria to be determined annually by the
                  Employee and the President of the Company."

                  2.       Miscellaneous.

                           (a)      Except as modified hereby, the Employment
Agreement will remain in full force and effect. All capitalized terms used in this letter and not otherwise defined will have the same meaning given to such terms in the Employment Agreement.

                           (b)      This letter may be executed in counterparts,
each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


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                  Please evidence your agreement to the foregoing by signing this letter where indicated below.

                                          Very truly yours,

                                          NOVACARE EMPLOYEE SERVICES,
                                          INC.



                                          By____________________________



Accepted and Agreed:


________________________________
   Bernard Clinton Byrd, Jr.